UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 16, 2010

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2010, the Board of Directors of School Specialty, Inc. (the “Company”) approved amendments to the Company’s By-Laws and the By-Laws were amended and restated to incorporate the amendments.  In summary, the amendments:

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clarify that a director’s continued service following the expiration of his or her term may terminate upon a decrease in the number of directors consistent with the Wisconsin Business Corporation Law (the “WBCL”);

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expand the authority that may be delegated to a board committee consistent with the WBCL;

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clarify that the Chairman of the Board is not an officer or employee of the Company; and

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conform the amendment provisions to the WBCL.

The foregoing description of the amendments is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company (as of November 16, 2010), filed herewith as Exhibit 3.1(a), and the copy marked to show the amendments, filed herewith as Exhibit 3.1(b), each of which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
3.1(a)	Amended and Restated By-Laws of School Specialty, Inc. (as of November 16, 2010)

3.1(b)	Amended and Restated By-Laws of School Specialty, Inc. (as of November 16, 2010) (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: November 22, 2010	By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Amended and Restated By-Laws of School Specialty, Inc. (as of November 16, 2010)

3.1(b)	Amended and Restated By-Laws of School Specialty, Inc. (as of November 16, 2010)

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